UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2008, Alexander & Baldwin, Inc. (the "Company") issued a press release announcing that it filed an application for listing on the New York Stock Exchange ("NYSE"). The Company expects to begin trading on the NYSE on October 1, 2008 (subject to approval by the NYSE) under the stock symbol "AXB." The Company will continue to trade on the NASDAQ Global Select Market until that time under the stock symbol "ALEX."

On September 4, 2008, the Company informed The NASDAQ Stock Market of its intention to transfer the listing to the NYSE and to cease trading on the NASDAQ Global Select Market effective as of the market close on September 30, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2008, the Boards of Directors of the Company and its respective subsidiaries took the following actions, to be effective October 1, 2008.

Stanley M. Kuriyama, age 54, is appointed President of the Company, succeeding W. Allen Doane. Mr. Kuriyama shall no longer serve as President and Chief Executive Officer of the Company’s Land Group, positions which he has held since 2005, and Chief Executive Officer and Vice Chairman of A&B Properties, Inc., positions which he has held since 1999.

Mr. Doane, age 60, shall continue to hold the positions of Chairman of the Board of the Company, which he has held since 2006, and Chief Executive Officer of the Company, which he has held since 1998.

Norbert M. Buelsing, age 57, is appointed President of A&B Properties. Mr. Buelsing has served as Executive Vice President of A&B Properties since 1997.

James S. Andrasick, age 64, is appointed Chairman of the Board of Matson Navigation Company, Inc., succeeding Mr. Doane. Mr. Andrasick shall no longer serve as President and Chief Executive Officer of Matson, positions which he has held since 2002.

Matthew J. Cox, age 47, is appointed President of Matson, succeeding Mr. Andrasick. Mr. Cox has held the positions of Executive Vice President and Chief Operating Officer of Matson since 2005. Previously, Mr. Cox held the positions of Senior Vice President and Chief Financial Officer of Matson from 2001 to 2005, and Controller of Matson from 2001 to 2003. As described in the

Company’s Proxy Statement, the brother of Matthew J. Cox is an officer in a company from which Matson leases transportation equipment. The aggregate amount paid under the lease in 2007 was $2,213,285, and the remaining aggregate rental obligation, which expires in July 2011, is $2,727,407.

Matson entered into an Executive Transition Agreement (the “Agreement”) with Mr. Andrasick on August 28, 2008. Mr. Andrasick shall serve as Matson’s Chairman of the Board from October 1, 2008 to August 31, 2009, at which time Mr. Andrasick plans to retire from the company. All elements of Mr. Andrasick’s compensation will remain the same, including an equity grant in 2009, the amount of which shall be equal to the amount awarded to Mr. Andrasick in 2008 ($850,000, with the number of options and shares to be determined by the methodology approved by the Compensation Committee of the Company’s Board of Directors). After August 31, 2009, Mr. Andrasick will be compensated for any consulting services as follows: (a) for services provided in connection with any litigation, administrative proceedings or investigations, an hourly rate of $400; and (b) for services provided in connection with business-related matters or general consulting, an hourly rate of $600.

In addition, on August 28, 2008, the Compensation Committee of the Company’s Board of Directors approved the following annual base salaries, effective as of October 1, 2008: (a) Mr. Cox, $375,000; and (b) Mr. Buelsing, $300,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Alexander & Baldwin, Inc. on September 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer